Exhibit 99.1

Civista Bancshares, Inc. Announces Strong Second Quarter 2015 Earnings

Sandusky, Ohio, July 24, 2015 – Civista Bancshares, Inc (NASDAQ:CIVB) PRNewswire (“Civista”) reported net income attributable to common shares of $2.7 million, or $0.29 per diluted share, for the second quarter of 2015, compared with $1.8 million, or $0.21 per diluted share, for the prior year period. For the six-month period ended June 30, 2015, Civista reported net income available to common shareholders of $5.5 million or $0.58 per diluted share, compared to $3.9 million, or $0.43 per diluted share, in the same period of 2014.

“We have posted strong results in the second quarter, which has continued on with the momentum we generated in 2014 and the first quarter of 2015. We ended the quarter with $1 billion in loans for the first time in our organization’s history. We have fully integrated the acquisition of TCNB Financial Corp. and had a full quarter with the acquired locations as part of the Civista family. We have already begun to see improvement in net income as a result.” said James O. Miller, Chairman, President and CEO of Civista.

Results of Operations:

Net interest income for the second quarter of 2015 increased $1.7 million, or 16.1%, from the prior year’s second quarter and for the six months ended June 30 increased $2.4 million, or 11.7%, when compared to the same period of 2014. Tax equivalent net interest margin was 3.96% for the second quarter and 3.81% for the six months ended June 30, 2015. The increase in net interest income for the quarter and six months ended June 30, 2015 was due both to an increase in average loans outstanding as well as a decrease in cost of funds. The average balance of interest-bearing deposits relating to tax refund processing was approximately $73 million for 2015. Removing the impact of Civista’s tax refund processing, the net interest margin would have been 24 basis points higher for the first six months of 2015. Mr. Miller continued, “Due to the cash held as a result of the tax refund processing program we see a decrease in the net interest margin during the first quarter, and gradual improvement as the year progresses. Our second quarter net interest margin is much more reflective of our core net interest margin.”

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Six months ended June 30,
	2015			2014
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$959,474	$21,516	4.53%	$857,765	$19,632	4.62%
Securities	211,548	2,893	3.50%	216,999	2,920	3.32%
Interest-bearing deposits	79,794	94	0.24%	96,719	128	0.26%

Total interest earning assets	$1,250,816	$24,503	4.08%	$1,171,483	$22,680	4.02%

Liabilities
Int-bearing demand and savings	$540,336	$207	0.08%	$499,948	$185	0.08%
Time deposits	228,846	868	0.76%	230,419	1,003	0.88%
FHLB advances and other borrowings	78,351	597	1.54%	87,359	1,060	2.44%

Total interest-bearing liabilities	$847,533	$1,672	0.40%	$817,726	$2,248	0.55%

Noninterest-bearing deposits	$379,786			$335,492

Net interet income and interest rate spread		$22,831	3.68%		$20,432	3.47%
Net interest margin			3.81%			3.63%

Summary Average Balance Sheet

(Tax-equivalent basis / dollars in thousands)

	Three months ended June 30,
	2015			2014
	Average balance	Interest	Yield / rate	Average balance	Interest	Yield / rate
Assets
Loans	$991,487	$11,270	4.56%	$861,842	$9,850	4.59%
Securities	211,553	1,436	3.45%	212,909	1,473	3.41%
Interest-bearing deposits	43,691	34	0.31%	57,500	42	0.29%

Total interest earning assets	$1,246,731	$12,740	4.23%	$1,132,251	$11,365	4.15%

Liabilities
Int-bearing demand and savings	$555,144	$109	0.08%	$505,828	$95	0.08%
Time deposits	233,047	424	0.73%	225,182	478	0.85%
FHLB advances and other borrowings	72,687	291	1.60%	83,666	526	2.52%

Total interest-bearing liabilities	$860,878	$824	0.38%	$814,676	$1,099	0.54%

Noninterest-bearing deposits	$345,241			$278,266

Net interet income and interest rate spread		$11,916	3.85%		$10,266	3.61%
Net interest margin			3.96%			3.76%

The provision for loan losses for the second quarter and six months ended June 30, 2015 decreased $350 thousand, or 46.7%, and $700 thousand, or 46.7%, compared to the three and six-month periods ended June 30, 2014, respectively. Net charge-offs totaled $361 thousand for the first six months of 2015. The decrease in provision for loan losses in the first half of 2015 is primarily related to improved asset quality.

During the quarter, noninterest income totaled $3.7 million, an increase of $272 thousand, or 8.0%, compared to the prior year’s second quarter. Year-to-date noninterest income increased $49 thousand, or 0.8%, when compared to the first six months of 2014.

Noninterest income
(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Service charges	$1,170	$1,064	$2,225	$2,074
Net gain on sale of securities	—	107	—	112
Net gain on sale of loans	415	128	619	231
ATM fees	515	477	964	906
Trust fees	734	786	1,501	1,574
Tax refund processing fees	400	438	2,000	2,315
Other	418	380	744	792

Total noninterest income	$3,652	$3,380	$8,053	$8,004

Service charge income increased in both the three and six-month periods, primarily due to an increase in business service charges, as well as service charge fees instituted in our Dayton market since the acquisition of TCNB Financial Corp (“TCNB”). Gain on sale of loans increased $287 thousand and $388 thousand in the three and six-month periods, respectfully due to additional volume of loans sold as well as an increase in the premium on loans sold. Tax refund processing fees were down $38 thousand, or 8.7% for the second quarter of 2015 compared to the second quarter of 2014 and down $315 thousand, or 13.6% when compared to the six months of 2014, due to a change in the fee structure for 2015.

Mr. Miller continued, “Our mortgage banking operation had a very successful second quarter. We have originated and sold $14.3 million more mortgage loans in the first half of 2015 than we did in the first half of 2014. Our pipeline going forward continues to look strong.”

During the quarter, noninterest expense totaled $10.9 million, an increase of $954 thousand, or 9.6%, compared to the prior year’s second quarter. Year-to-date noninterest expense increased $1.1 million, or 5.5%, when compared to the six months of 2014.

Noninterest expense
(dollars in thousands)	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Salaries, Wages and benefits	$5,809	$5,281	$11,708	$11,008
Net occupancy and equipment	980	934	1,967	1,965
Contracted data processing	545	247	993	591
Professional services	663	403	1,119	794
Amortization of intangible assets	192	201	334	403
Marketing	308	402	544	794
Other	2,436	2,511	4,872	4,853

Total noninterest expense	$10,933	$9,979	$21,537	$20,408

Salaries, wages and benefits expense increased $528 thousand for the second quarter and $700 thousand for the six month period ending June 30, 2015. The increase in salaries, wages and benefits expense was due to normal merit increases, the addition of TCNB employees, as well as a change to our 401k match expense. On January 1, 2015, the 401k plan was modified to a safe harbor plan which increased the mandatory match. Contracted data processing and professional fees increased for both the three and six-month periods ended June 30, 2015. These increases were primarily due to expenses related to the acquisition of TCNB.

Balance Sheet

Total assets increased $104.0 million, or 8.6%, from December 31, 2014 to June 30, 2015. This was due primarily to the acquisition of TCNB, which closed on March 6, 2015. Total assets of TCNB prior to the merger were $97.4 million, including $76.8 million in loans.

Total Loans increased $88.1 million or 9.6% from December 31, 2014 to June 30, 2015. The increase in total loans is primarily due to the acquisition of TCNB which added $76.8 million in loans as well as $11.3 million of net loan originations.

End of period loan balances
(dollars in thousands)
	June 30, 2015	December 31, 2014
Commercial and Agriculture	$128,972	$114,186
Commercial Real Estate - Owner Occupied	169,600	143,014
Commercial Real Estate - Non-owner Occupied	331,830	308,666
Residential Real Estate	282,612	268,510
Real Estate Construction	68,734	65,452
Consumer and Other	21,169	15,029

Total Loans	$1,002,917	$914,857

Total deposits increased $106.9 million, or 11.0%, from December 31, 2014 to June 30, 2015. The increase in deposits was primarily due to the acquisition of TCNB, which included $86.9 million in deposits.

End of period deposit balances
(dollars in thousands)
	June 30, 2015	December 31, 2014
Noninterest-bearing demand	$296,762	$250,701
Interest-bearing demand	193,027	179,388
Savings and money market	352,457	318,858
Time deposits	233,560	219,971

Total Deposits	$1,075,806	$968,918

Total shareholder’s equity increased $4.1 million, or 3.5%, from December 31, 2014 to June 30, 2015 due to increased retained earnings of $4.7 million and a decrease in Accumulated Other Comprehensive Income of $723 thousand.

Asset Quality

Nonperforming assets at June 30, 2015 were $17.0 million, a $2.0 million decrease from December 31, 2014, and a $5.9 million decrease compared to June 30, 2014.

Non-performing Assets
(dollars in thousands)
	June 30, 2015	December 31, 2014	June 30, 2014
Non-accrual loans	$12,920	$13,558	$17,612
Restructured loans	3,642	4,928	5,045

Total non-performing loans	16,562	18,486	22,657
Other Real Estate Owned	474	560	282

Total non-performing assets	$17,036	$19,046	$22,939

Mr. Miller continued, “We have continued the momentum we built in 2014 and the first quarter of 2015 and have had a very successful second quarter of 2015. Earnings and asset quality continue to improve, the acquisition of TCNB is fully integrated and we crossed the $1 billion mark in loans. We are optimistic on the prospects for maintaining that momentum for the remainder of 2015.”

Civista Bancshares, Inc. is a $1.3 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 28 locations in North Central, West Central and Southwestern Ohio.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

James O. Miller

Chairman, President and CEO

Civista Bancshares, Inc

888-645-4121

Civista Bancshares

Financial Highlights

(dollars in thousands, except share amounts)

Consolidated Condensed Statement of Income

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2015	2014	2015	2014

Interest income	12,740	11,365	24,503	22,680
Interest expense	824	1,099	1,672	2,248

Net interest income	11,916	10,266	22,831	20,432
Provision for loan losses	400	750	800	1,500

Net interest income after provision	11,516	9,516	22,031	18,932
Noninterest income	3,652	3,380	8,053	8,004
Noninterest expense	10,933	9,979	21,537	20,408

Income before taxes	4,235	2,917	8,547	6,528
Income tax expense	1,113	677	2,255	1,577

Net income	3,122	2,240	6,292	4,951
Preferred stock dividends	391	406	795	1,061

Net income available to common shareholders	2,731	1,834	5,497	3,890

Dividends per common share	$0.05	$0.05	$0.10	$0.09

Earnings per common share,
basic	$0.35	$0.24	$0.71	$0.50
diluted	$0.29	$0.21	$0.58	$0.43

Average shares outstanding,
basic	7,825,176	7,707,917	7,790,862	7,707,917
diluted	10,904,841	10,904,848	10,904,842	10,904,848

Selected financial ratios:
Return on average assets	0.94%	0.74%	0.93%	0.78%
Return on average equity	10.50%	8.18%	10.74%	8.84%
Dividend payout ratio	12.53%	17.21%	11.14%	14.01%
Net interest margin (tax equivalent)	3.96%	3.76%	3.81%	3.63%

Selected Balance Sheet Items

	June 30, 2015	December 31, 2014
	(unaudited)
Cash and due from financial institutions	$35,092	$29,858
Investment securities	197,429	197,905
Loans held for sale	4,034	2,410
Loans	1,002,917	914,857
Less allowance for loan losses	14,707	14,268

Net loans	988,210	900,589
Other securities	13,261	12,586
Fixed assets	16,308	14,400
Goodwill and other intangibles	29,608	23,745
Bank owned life insurance	19,870	19,637
Other assets	13,460	12,061

Total assets	1,317,272	1,213,191

Total deposits	1,075,806	968,918
Federal Home Loan Bank advances	55,300	65,200
Securities sold under agreements to repurchase	17,460	21,613
Subordinated debentures	29,427	29,427
Accrued expenses and other liabilities	19,257	12,124
Total shareholders’ equity	120,022	115,909

Total liabilities and shareholders’ equity	1,317,272	1,213,191

Shares outstanding at period end	7,826,595	7,707,917

Book value per share	$12.49	$12.04
Tangible book value per share	8.71	8.96
Equity to asset ratio	9.11%	9.55%

Selected asset quality ratios:
Allowance for loan losses to total loans	1.47%	1.56%
Non-performing assets to total assets	1.29%	1.57%
Allowance for loan losses to non-performing loans	88.80%	77.18%

Non-performing asset analysis
Nonaccrual loans	$12,920	$13,558
Troubled debt restructurings	3,642	4,928
Other real estate owned	474	560

Total	$17,036	$19,046

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Six Months Ended June 30,
	2015			2014
	Average balance	Interest	Yield/ rate *	Average balance	Interest	Yield/ rate *
Assets:
Interest-earning assets:
Loans	$959,474	$21,516	4.53%	$857,765	$19,632	4.62%
Taxable securities	141,420	1,629	2.37%	155,487	1,765	2.31%
Non-taxable securities	70,128	1,264	5.78%	61,512	1,155	5.87%
Interest-bearing deposits in other banks	79,794	94	0.24%	96,719	128	0.27%

Total interest-earning assets	$1,250,816	24,503	4.08%	$1,171,483	22,680	4.02%

Noninterest-earning assets:
Cash and due from financial institutions	46,515			50,117
Premises and equipment, net	15,537			16,638
Accrued interest receivable	4,225			4,112
Intangible assets	27,513			23,841
Other assets	9,877			8,554
Bank owned life insurance	19,737			19,255
Less allowance for loan losses	(14,520)			(16,479)

Total Assets	$1,359,700			$1,277,521

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$540,336	$207	0.08%	$499,948	$185	0.08%
Time	228,846	868	0.76%	230,419	1,003	0.88%
FHLB	30,179	215	1.44%	37,686	651	3.48%
Subordinated debentures	29,427	373	2.56%	29,427	399	2.73%
Repuchase Agreements	18,745	9	0.10%	20,246	10	0.10%

Total interest-bearing liabilities	$847,533	1,672	0.40%	$817,726	2,248	0.55%

Noninterest-bearing deposits	379,786			335,492
Other liabilities	14,258			11,322
Shareholders’ Equity	118,123			112,981

Total Liabilities and Shareholders’ Equity	$1,359,700			$1,277,521

Net interest income and interest rate spread		$22,831	3.68%		$20,432	3.47%

Net interest margin			3.81%			3.63%

*	- All yields and costs are presented on an annualized basis

Average Balance Analysis

(Unaudited - Dollars in thousands except share data)

	Three Months Ended June 30,
	2015			2014
	Average balance	Interest	Yield/ rate *	Average balance	Interest	Yield/ rate *
Assets:
Interest-earning assets:
Loans	$991,487	$11,270	4.56%	$861,842	$9,850	4.59%
Taxable securities	140,943	796	2.31%	151,020	893	2.40%
Non-taxable securities	70,610	640	5.74%	61,889	580	5.87%
Interest-bearing deposits in other banks	43,691	34	0.31%	57,500	42	0.29%

Total interest-earning assets	$1,246,731	12,740	4.23%	$1,132,251	11,365	4.15%

Noninterest-earning assets:
Cash and due from financial institutions	26,222			25,769
Premises and equipment, net	16,173			16,371
Accrued interest receivable	4,561			4,332
Intangible assets	29,164			23,740
Other assets	10,885			9,155
Bank owned life insurance	19,795			19,320
Less allowance for loan losses	(14,593)			(16,271)

Total Assets	$1,338,938			$1,214,667

Liabilities and Shareholders Equity:
Interest-bearing liabilities:
Demand and savings	$555,144	$109	0.08%	$505,828	$95	0.08%
Time	233,047	424	0.73%	225,182	478	0.85%
FHLB	25,958	94	1.45%	37,649	327	3.48%
Subordinated debentures	29,427	193	2.63%	29,427	195	2.66%
Repuchase Agreements	17,302	4	0.09%	16,590	4	0.10%

Total interest-bearing liabilities	$860,878	824	0.38%	$814,676	1,099	0.54%

Noninterest-bearing deposits	345,241			278,266
Other liabilities	13,607			11,846
Shareholders’ Equity	119,212			109,879

Total Liabilities and Shareholders’ Equity	$1,338,938			$1,214,667

Net interest income and interest rate spread		$11,916	3.85%		$10,266	3.61%

Net interest margin			3.96%			3.76%

*	- All yields and costs are presented on an annualized basis

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

End of Period Balances	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Assets
Cash and due from banks	$35,092	$142,339	$29,858	$24,128	$50,650
Securities available for sale	197,429	199,693	197,905	200,891	197,680
Loans held for sale	4,034	2,919	2,410	1,399	2,168
Loans	1,002,917	984,105	914,857	887,018	867,978
Allowance for loan losses	(14,707)	(14,315)	(14,268)	(15,445)	(15,395)

Net Loans	988,210	969,790	900,589	871,573	852,583
Other securities	13,261	13,400	12,586	12,554	12,548
Fixed assets	16,308	16,163	14,400	14,471	14,858
Goodwill and other intangibles	29,608	29,790	23,745	23,900	24,090
Bank owned life insurance	19,870	19,754	19,637	19,518	19,400
Other assets	13,460	13,391	13,479	13,565	11,153

Total Assets	$1,317,272	$1,407,239	$1,214,609	$1,181,999	$1,185,130

Liabilities
Total Deposits	$1,075,806	$1,197,316	$968,918	$980,634	$979,136
Federal Home Loan Bank advances	55,300	17,500	65,200	26,200	37,500
Securities sold under agreement to repurchase	17,460	21,488	21,613	20,128	17,881
Subordinated debentures	29,427	29,427	29,427	29,427	29,427
Accrued expenses and other liabilities	19,257	22,581	11,540	9,727	7,281

Total liabilities	1,197,250	1,288,312	1,096,698	1,066,116	1,071,225

Shareholders’ equity
Preferred shares, Series B	22,273	22,309	23,132	23,132	23,132
Common Stock	115,248	115,187	114,365	114,365	114,365
Accumulated deficit	414	(1,918)	(4,306)	(5,785)	(7,300)
Treasury stock	(17,235)	(17,235)	(17,235)	(17,235)	(17,235)
Accumulated other comprehensive income (loss)	(678)	584	1,955	1,406	943

Total shareholders’ equity	120,022	118,927	117,911	115,883	113,905

Total liabilities and shareholders’ equity	$1,317,272	$1,407,239	$1,214,609	$1,181,999	$1,185,130

Quarterly Average Balances
Assets:
Earning assets	$1,246,731	$1,254,924	$1,116,900	$1,110,722	$1,132,251
Securities	211,553	211,521	211,955	210,635	212,909
Loans	991,487	927,105	898,197	883,459	861,842
Liabilities and shareholders’ equity
Total deposits	$1,133,432	$1,164,674	$987,803	$986,151	$1,009,276
Interest-bearing deposits	788,191	749,959	727,424	728,248	731,010
Interest-bearing liabilities	72,687	84,079	79,314	78,339	83,666
Total shareholders’ equity	119,212	117,021	116,695	114,362	109,879

Supplemental Financial Information

(Unaudited - Dollars in thousands except share data)

	Three Months Ended
Income statement	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014

Total interest income	$12,740	$11,762	$11,623	$11,667	$11,365
Total interest expense	824	847	872	983	1,099

Net interest income	11,916	10,915	10,751	10,684	10,266
Provision for loan losses	400	400	—	—	750
Noninterest income	3,652	4,402	2,858	3,012	3,380
Noninterest expense	10,933	10,603	10,482	10,661	9,979

Income before taxes	4,235	4,314	3,127	3,035	2,917
Income tax expense	1,113	1,143	857	729	677

Net income	3,122	3,171	2,270	2,306	2,240
Preferred stock dividends	391	404	406	406	406

Net income available to common shareholders	$2,731	$2,767	$1,864	$1,900	$1,834

Common stock dividend paid	$391	$385	$385	$385	$385

Per share data

Basic net income per common share	$0.35	$0.36	$0.23	$0.25	$0.24
Diluted net income per common share	0.29	0.29	0.21	0.21	0.21
Dividends per common share	0.05	0.05	0.05	0.05	0.05
Average common shares outstanding - basic	7,825,176	7,757,168	7,707,917	7,707,917	7,707,917
Average common shares outstanding - diluted	10,904,841	10,904,844	10,904,848	10,904,848	10,904,848

Asset quality
Allowance for loan losses, beginning of period	$14,315	$14,268	$15,445	$15,395	$16,767
Charge-offs	(305)	(585)	(1,341)	(456)	(2,332)
Recoveries	297	232	164	506	210
Provision	400	400	—	—	750

Allowance for loan losses, end of period	$14,707	$14,315	$14,268	$15,445	$15,395

Ratios
Allowance to total loans	1.47%	1.45%	1.56%	1.74%	1.77%
Allowance to nonperforming assets	86.33%	74.69%	74.91%	73.92%	67.11%
Allowance to nonperforming loans	88.80%	76.81%	77.18%	74.88%	67.95%

Nonperforming assets
Nonperforming loans	$16,562	$18,638	$18,486	$20,628	$22,657
Other real estate owned	474	528	560	266	282

Total nonperforming assets	$17,036	$19,166	$19,046	$20,894	$22,939

Capital and liquidity
Tier 1 leverage ratio	9.38%	8.91%	10.37%	10.28%	9.77%
Tier 1 risk-based capital ratio	12.20%	12.10%	13.52%	13.77%	13.67%
Total risk-based capital ratio	13.45%	13.35%	14.78%	15.03%	14.92%
Tangible common equity ratio	5.29%	4.79%	5.96%	5.95%	5.51%